Exhibit 99.1

Tempus Reports Third Quarter 2024 Results and Agreement to Acquire Ambry Genetics

CHICAGO, November 4, 2024 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today reported financial results for the quarter that ended September 30, 2024. The company also announced that it has entered into an agreement to acquire Ambry Genetics, a leader in genetic testing that aims to improve health by understanding the relationship between genetics and disease.

• Revenue increased 33.0% year-over-year to $180.9 million in the third quarter of 2024

• Data and services revenue growth accelerated to 64.4% year-over-year

• Genomics unit growth accelerated to 23.9% annually with rising average revenue per clinical test

• Net Loss of $(75.8 million), which included $22.2 million of stock compensation expense and related employer payroll taxes

• Adjusted EBITDA improved $14.4 million year over year to $(21.8 million)

• Expect full year 2024 revenue of ~$700 million, which represents ~32% annual growth

For additional information on the quarter, including a letter from our CEO and CFO, please visit our investors relations site at investors.tempus.com.

“The overall business performed well in the quarter, as demonstrated by accelerating volume growth in our genomics business and accelerating revenue growth in our data and services business, specifically within Insights,” said Eric Lefkofsky, Founder and CEO of Tempus. “We’re also excited to announce the pending acquisition of Ambry Genetics, which broadens our testing portfolio, expands our disease coverage, and enhances the types of products we can offer to our biotech and pharmaceutical partners. In addition, Ambry is uniquely positioned given that its revenues are currently growing at north of 25% a year and it generates meaningful EBITDA and cash flow.”

Third Quarter 2024 Financial Results

	Three Months Ended September 30,
	2024	2023	Change
	(in thousands, except percentages)
	(unaudited)
GAAP Results
Revenue	$180,929	$136,057	33.0%
Genomics gross margin	48.4%	51.9%	NM(1)
Data and services gross margin	76.8%	60.5%	NM(1)
Operating expenses	$159,455	$118,816	NM(1)
Net loss	$(75,840)	$(53,426)	NM(1)
Non-GAAP Results
Non-GAAP Genomics gross margin	49.3%	51.9%	(260 bps)
Non-GAAP Data and services gross margin	78.3%	60.5%	1780 bps
Non-GAAP Operating Expenses	$139,284	$118,816	17.2%
Adjusted EBITDA	$(21,843)	$(36,206)	39.7%

(1) Not meaningful due to the impact of including stock compensation expense and related employer payroll taxes

• Genomics revenue of $116.4 million in the third quarter of 2024, an increase of $19.6 million or 20.3% over the third quarter of 2023, with 23.9% unit growth.

• Data and services revenue of $64.5 million in the third quarter of 2024, an increase of $25.3 million or 64.4% over the third quarter of 2023.

• Non-GAAP Genomics gross margin was 49.3% in the third quarter of 2024, compared to 51.9% in the third quarter of 2023, largely related to one-time cash payments in 2023.

• Non-GAAP Data and services gross margin was 78.3% in the third quarter of 2024, compared to 60.5% in the third quarter of 2023, led by Insights, or data licensing revenue, which grew 86.6% year over year.

• Net Loss of $(75.8 million), which included $22.2 million of stock compensation and related employer payroll taxes compared to net loss of ($552.2 million) in the second quarter of 2024, including $493.1 million of stock compensation and related employer taxes and net loss of ($53.4 million) in the third quarter of 2023.

• Adjusted EBITDA $(21.8 million) in the third quarter of 2024, compared to $(31.2 million) in the second quarter of 2024, and $(36.2 million) in the third quarter of 2023.

• Ending cash and marketable securities were $466.3 million.

Additional Operating Highlights

• Announced a multi-year first of its kind collaboration with BioNTech to leverage Tempus’ TCR dataset in support of BioNTech’s next-generation oncology pipeline.

• Announced a 3 year extension with Merck EMD at the culmination of our last 3 year strategic agreement.

• Initiated a collaboration with OneOncology to bring more biomarker-driven trials to patients in the community setting at scale.

• Initiated the beta launch of our patient-facing app, Olivia, an AI-enabled personal health locker that empowers individuals to holistically organize, store, and manage their own health data through our generative AI healthcare concierge.

Ambry Genetics Acquisition

Tempus today announced that it has entered into an agreement to acquire Ambry Genetics, a leader in genetic testing. Under the terms of the agreement, Tempus will pay $375 million in cash and $225 million in shares at closing, of which $100 million will be subject to a lock-up agreement until one year post-transaction close. The deal is expected to be financed in part through a $300 million increase in short and long term debt provided by Ares, Tempus’ current lender. Ambry expects to generate >$300 million in revenue in calendar year 2024 and EBITDA of >$40 million. For more information on Ambry and its impact, see Tempus’ latest investor deck.

Ambry is a leader in hereditary cancer screening and currently serves as Tempus’ main reference lab in this category. The acquisition will provide Tempus with expanded testing capabilities for inherited cancer risk. These services are becoming more and more important for healthcare professionals navigating critical medical decisions with cancer patients and their relatives.

In addition to expanding and enhancing the company's hereditary screening portfolio, the acquisition of Ambry will complement Tempus' strategy of using data to advance clinical and scientific innovation. Ambry's extensive product offerings will also allow Tempus to expand into new disease categories, including pediatrics, rare disease, immunology, women's reproductive health, and cardiology.

Financial Outlook and Guidance

Tempus continues to expect full year 2024 revenue of approximately $700 million, which represents approximately 32% year-over-year growth and approximately ($105 million) in adjusted EBITDA, an improvement of approximately $50 million over 2023.

Webcast and Conference Call Information

A conference call and webcast will begin today, November 4, 2024 after market close at 4:30 p.m. Eastern Time. Interested parties may access details at:

Conference ID: 7177136

Domestic Dial-in Number: (800) 715-9871

International Dial-in Number: (646) 307-1963

Live Webcast: https://edge.media-server.com/mmc/p/btq3mpjc

The webcast may be accessed on the company’s investor relations website at investors.tempus.com. For those unable to listen to the live webcast, a recording will be made available on the company’s website after the event and will be accessible for one year. Visit the investor relations website to find the company’s latest deck, and commentary on the quarter by Eric Lefkofsky, Founder and CEO and Jim Rogers, CFO, which will be discussed on the conference call and webcast.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Non-GAAP Financial Measures

In addition to the financial information presented in this release in accordance with accounting principles generally accepted in the United States of America (GAAP), Tempus also presents adjusted non-GAAP financial measures.

Non-GAAP gross profit is defined as GAAP gross profit, excluding stock-based compensation expense and employer payroll tax related to stock-based compensation (collectively, the “stock-based compensation adjustments”). Non-GAAP gross margin is defined as gross profit, excluding the stock-based compensation adjustments, as a percentage of revenue. Non-GAAP operating expenses are calculated as the sum of technology research and development expense, research and development expense, and selling, general and administrative expense, excluding the stock-based compensation adjustments. Non-GAAP net income (loss) is defined as net income (loss), adjusted to exclude (i) losses on equity method investments, (ii) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (iii) the payment of $2.3 million of our Series G-4 convertible preferred stock in connection with the initial public offering (the “G-4 Special Payment”), and (iv) amortization of deferred other income from our IP License Agreement with SB Tempus. Non-GAAP net income (loss) per share is defined as adjusted net income (loss) divided by weighted average common shares outstanding, basic and diluted.

EBITDA is defined as net income (loss), adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, and (iv) provision for (benefit from) income taxes. Adjusted EBITDA is defined as net income (loss), adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) provision for (benefit from) income taxes, (v) losses on equity method investments, (vi) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (vii) stock-based compensation expense, (viii) employer payroll tax related to stock-based compensation expense, (ix) the G-4 Special Payment, and (x) amortization of deferred other income from our IP License Agreement with SB Tempus. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of revenue.

Tempus believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Tempus’ business. In particular, Adjusted EBITDA is a key measurement used by Tempus management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Tempus does not provide guidance for net loss, the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA, and similarly cannot provide a reconciliation between Ambry's forecasted EBITDA and its net income (loss) or between Tempus' forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations. These forecasted items are not within Tempus’ or Ambry's control, as applicable, may vary greatly between periods and could significantly impact future financial results.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus, Ambry and their respective industries that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, Tempus’ expected financial results for full year 2024 and Ambry's expected financial results for calendar year 2024; the contributions of Tempus’ research and findings to the larger scientific community, the use of Tempus’ products and services to advance clinical care for patients, and the pending acquisition of Ambry. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: the intended use of Tempus’ products and services; Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures or investments, including our ability to consummate the acquisition of Ambry Genetics and the related financing on the terms described herein or at all and, if consummated, to realize the expected benefits of such acquisition; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Form 10-Q for the quarter ended June 30, 2024 filed with the Securities and Exchange Commission (“SEC”) on August 6, 2024, pursuant to Rule 424(b)(4) under the Securities Act, as well as in other filings Tempus may make with the SEC in the future, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Advisors

TD Cowen served as the sole financial advisor representing Tempus in the purchase of Ambry Genetics. Morgan Stanley, J.P. Morgan, and Allen & Company LLC represented the company in security financing.

Contacts

Tempus Communications

Erin Carron

media@tempus.com

Tempus Investor Relations

Elizabeth Krutoholow

Elizabeth.krutoholow@tempus.com

Source: Tempus AI, Inc.

Tempus AI, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue
Genomics	$116,422	$96,815	$331,315	$270,797
Data and services	64,507	39,242	161,403	113,301
Total net revenue	$180,929	$136,057	$492,718	$384,098
Cost and operating expenses
Cost of revenues, genomics	60,126	46,540	181,285	138,781
Cost of revenues, data and services	14,964	15,490	52,384	40,690
Technology research and development	30,680	24,156	135,655	70,485
Research and development	27,348	23,234	119,713	66,268
Selling, general and administrative	101,427	71,426	644,063	211,662
Total cost and operating expenses	234,545	180,846	1,133,100	527,886
Loss from operations	$(53,616)	$(44,789)	$(640,382)	$(143,788)
Interest income	4,789	1,483	7,538	5,864
Interest expense	(13,761)	(12,342)	(40,294)	(33,245)
Other (expense) income, net	(11,522)	2,287	(17,821)	7,909
Loss before provision for income taxes	$(74,110)	$(53,361)	$(690,959)	$(163,260)
Provision for income taxes	(38)	(65)	(144)	(74)
Losses from equity method investments	(1,692)	—	(1,692)	(301)
Net Loss	$(75,840)	$(53,426)	$(692,795)	$(163,635)
Dividends on Series A, B, B-1, B-2, C, D, E, F, G, G-3, and G-4 preferred shares	—	(11,143)	(39,347)	(32,709)
Cumulative undeclared dividends on Series C preferred shares	—	(764)	(1,174)	(2,230)
Net loss attributable to common shareholders, basic and diluted	(75,840)	(65,333)	(733,316)	(198,574)
Net loss per share attributable to common shareholders, basic and diluted	$(0.46)	$(1.03)	$(7.04)	$(3.14)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	165,612	63,286	104,164	63,267
Comprehensive Loss, net of tax
Net loss	$(75,840)	$(53,426)	$(692,795)	$(163,635)
Foreign currency translation adjustment	10,302	(54)	10,203	(29)
Comprehensive loss	$(65,538)	$(53,480)	$(682,592)	$(163,664)

Tempus AI, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$388,006	$165,767
Accounts receivable, net of allowances of $1,154 and $1,115 at September 30, 2024 and December 31, 2023, respectively	145,616	94,462
Inventory	36,138	28,845
Warrant asset	—	5,070
Prepaid expenses and other current assets	31,335	17,295
Marketable equity securities	78,317	31,807
Deferred offering costs	—	7,085
Total current assets	$679,412	$350,331
Property and equipment, net	59,392	61,681
Goodwill	73,365	73,354
Warrant asset, less current portion	—	4,930
Intangible assets, net	14,289	21,916
Investments and other assets	8,692	8,971
Investment in joint venture	103,699	—
Warrant contract asset, less current portion	17,866	21,499
Operating lease right-of-use assets	14,141	20,530
Restricted cash	872	840
Total Assets	$971,728	$564,052

Liabilities, Convertible redeemable preferred stock, and Stockholders' equity (deficit)
Current Liabilities
Accounts payable	49,027	54,421
Accrued expenses	101,985	82,517
Deferred revenue	67,604	64,860
Deferred other income	15,955	—
Other current liabilities	9,913	8,213
Operating lease liabilities	5,894	6,437
Accrued data licensing fees	2,242	6,382
Accrued dividends	—	9,797
Total current liabilities	$252,620	$232,627
Operating lease liabilities, less current portion	26,664	32,040
Convertible promissory note	174,460	193,124
Warrant liability	76,900	34,500
Other long-term liabilities	15,403	19,751
Interest payable	66,529	55,321
Long-term debt, net	264,527	256,541
Deferred other income, less current portion	27,921	—
Deferred revenue, less current portion	12,976	16,768
Total Liabilities	$918,000	$840,672

Commitments and contingencies (Note 8)
Convertible redeemable preferred stock, $0.0001 par value, no and 69,803,765 shares authorized at September 30, 2024 and December 31, 2023, respectively; no and 63,525,953 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively; aggregate liquidation preference of $0 and $1,130,429 at September 30, 2024 and December 31, 2023, respectively	—	1,105,543

Stockholders' equity (deficit)
Class A Voting Common Stock, $0.0001 par value, 1,000,000,000 and 200,228,024 shares authorized at September 30, 2024 and December 31, 2023, respectively; 150,280,363 and 58,367,961 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	$15	$6
Class B Voting Common Stock, $0.0001 par value, 5,500,000 and 5,374,899 shares authorized at September 30, 2024 and December 31, 2023, respectively; 5,043,789 and no shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1	—
Non-voting Common Stock, $0.0001 par value, no and 66,946,627 shares authorized at September 30, 2024 and December 31, 2023, respectively; no shares issued and outstanding at September 30, 2024, and 5,205,802 shares issued and 5,060,336 shares outstanding at December 31, 2023	—	0
Treasury Stock, 145,466 shares at September 30, 2024 and December 31, 2023, at cost	(3,602)	(3,602)
Additional Paid-In Capital	2,184,926	18,345
Accumulated Other Comprehensive Income	10,208	5
Accumulated deficit	(2,137,820)	(1,396,917)
Total Stockholders' equity (deficit)	$53,728	$(1,382,163)
Total Liabilities, Convertible redeemable preferred stock, and Stockholders' equity (deficit)	$971,728	$564,052

Tempus AI, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(692,795)	$(163,635)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	$42,400	$(8,000)
Stock-based compensation	509,351	—
Gain on warrant exercise	(173)	—
Gain on marketable equity securities	(5,119)	—
Losses from equity method investments	1,692	301
Amortization of original issue discount	1,036	778
Amortization of deferred financing fees	383	382
Change in fair value of contingent consideration	165	(400)
Amortization of warrant contract asset	3,633	4,961
Depreciation and amortization	27,788	24,509
Provision for bad debt expense	545	1,538
Change in fair value of warrant asset	(18,302)	—
Amortization of finance right-of-use lease assets	—	283
Non-cash operating lease costs	4,670	5,077
Minimum accretion expense	85	292
Impairment of intangible assets	—	7,359
PIK interest added to principal	6,567	2,123
Change in assets and liabilities
Accounts receivable	(51,699)	(25,365)
Inventory	(7,293)	(4,875)
Prepaid expenses and other current assets	(14,040)	(3,665)
Investments and other assets	(410)	(4,378)
Accounts payable	(24,776)	(12,253)
Deferred revenue	(1,052)	(16,644)
Deferred other income	43,876	—
Accrued data licensing fees	(4,250)	(8,374)
Accrued expenses & other	23,371	20,749
Interest payable	11,208	11,724
Operating lease liabilities	(6,655)	(6,559)
Net cash used in operating activities	$(149,794)	$(174,072)

Investing activities
Purchases of property and equipment	$(14,159)	$(31,899)
Proceeds from sale of marketable equity securities	23,098	—
Business combinations, net of cash acquired (Note 4)	—	(2,869)
Investment in joint venture	(95,186)	—
Purchases of marketable equity securities	(36,183)	—
Net cash used in investing activities	$(122,430)	$(34,768)

Financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	$381,951	$—
Tax withholding related to net share settlement of restricted stock units	(69,918)	—
Issuance of Series G-5 Preferred Stock	199,750	—
Principal payments on finance lease liabilities	—	(288)
Purchase of treasury stock	—	(3,602)
Payment of deferred offering costs	(8,587)	(574)
Dividends paid	(5,625)	(5,625)
Proceeds from long-term debt, net of original issue discount	—	48,750
Payment of indemnity holdback related to acquisition	(813)	—
G-4 Special Payment	(2,250)	—
Net cash provided by financing activities	$494,508	$38,661
Effect of foreign exchange rates on cash	$(13)	$(24)

Net increase (decrease) in Cash, Cash Equivalents and Restricted Cash	$222,271	$(170,203)
Cash, cash equivalents and restricted cash, beginning of period	166,607	303,731
Cash, cash equivalents and restricted cash, end of period	$388,878	$133,528

Cash, Cash Equivalents and Restricted Cash are Comprised of:
Cash and cash equivalents	$388,006	$132,706
Restricted cash and cash equivalents	872	822
Total cash, cash equivalents and restricted cash	$388,878	$133,528

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$20,899	$12,293
Cash paid for income taxes	$127	$101

Supplemental disclosure of noncash investing and financing activities
Dividends payable	$5,487	$6,912
Purchases of property and equipment, accrued but not paid	$6,706	$5,049
Deferred offering costs, accrued but not yet paid	$179	$2,849
Redemption of convertible promissory note	$18,664	$22,220
Non-voting common stock issued in connection with business combinations	$344	$4,305
Operating lease liabilities arising from obtaining right-of-use assets	$550	$1,097
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	$1,348,809	$—
Taxes related to net share settlement of restricted stock units not yet paid	$164	$—
Reclassificiation of deferred offering costs to additional paid-in capital upon initial public offering	$12,347	$—
Issuance of Series G-3 Preferred Stock	$3,809	$2,738
Issuance of Series G-4 Preferred Stock	$611	$—

Tempus AI, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except percentages and per share amounts)

Genomics Gross Profit & Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Genomics revenue	$116,422	$96,815	$331,315	$270,797
Cost of revenues, genomics	60,126	46,540	181,285	138,781
Gross profit, genomics	$56,296	$50,275	$150,030	$132,016
Stock-based compensation expense	1,083	—	12,410	—
Employer payroll tax related to stock-based compensation	26	—	162	—
Non-GAAP gross profit, genomics	$57,405	$50,275	$162,602	$132,016
Genomics gross margin	48.4%	51.9%	45.3%	48.8%
Stock-based compensation expense	0.9%	0.0%	3.7%	0.0%
Employer payroll tax related to stock-based compensation	0.0%	0.0%	0.0%	0.0%
Non-GAAP gross margin, genomics	49.3%	51.9%	49.1%	48.8%

Data and Services Gross Profit & Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Data and services revenue	$64,507	$39,242	$161,403	$113,301
Cost of revenues, data and services	14,964	15,490	52,384	40,690
Gross profit, data and services	$49,543	$23,752	$109,019	$72,611
Stock-based compensation expense	916	—	8,145	—
Employer payroll tax related to stock-based compensation	43	—	162	—
Non-GAAP gross profit, data and services	$50,502	$23,752	$117,326	$72,611
Gross margin, data and services	76.8%	60.5%	67.5%	64.1%
Stock-based compensation expense	1.4%	0.0%	5.0%	0.0%
Employer payroll tax related to stock-based compensation	0.1%	0.0%	0.1%	0.0%
Non-GAAP gross margin, data and services	78.3%	60.5%	72.7%	64.1%

Total Gross Profit & Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$180,929	$136,057	$492,718	$384,098
Cost of revenues	75,090	62,030	233,669	179,471
Gross profit	$105,839	$74,027	$259,049	$204,627
Stock-based compensation expense	1,999	—	20,555	—
Employer payroll tax related to stock-based compensation	69	—	324	—
Non-GAAP gross profit	$107,907	$74,027	$279,928	$204,627
Gross margin	58.5%	54.4%	52.6%	53.3%
Stock-based compensation expense	1.1%	0.0%	4.2%	0.0%
Employer payroll tax related to stock-based compensation	0.0%	0.0%	0.1%	0.0%
Non-GAAP gross margin	59.6%	54.4%	56.8%	53.3%

Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Technology research and development	$30,680	$24,156	$135,655	$70,485
Stock-based compensation expense	3,929	—	54,363	—
Employer payroll tax related to stock-based compensation	192	—	1,441	—
Non-GAAP technology research and development	$26,559	$24,156	$79,851	$70,485
Research and development	$27,348	$23,234	$119,713	$66,268
Stock-based compensation expense	2,554	—	44,787	—
Employer payroll tax related to stock-based compensation	134	—	810	—
Non-GAAP research and development	$24,660	$23,234	$74,116	$66,268
Selling, general and administrative	$101,427	$71,426	$644,063	$211,662
Stock-based compensation expense	12,556	—	389,646	—
Employer payroll tax related to stock-based compensation	806	—	3,388	—
Non-GAAP selling, general and administrative	$88,065	$71,426	$251,029	$211,662
Operating expenses	$159,455	$118,816	$899,431	$348,415
Stock-based compensation expense	19,039	—	488,796	—
Employer payroll tax related to stock-based compensation	1,132	—	5,639	—
Non-GAAP operating expenses	$139,284	$118,816	$404,996	$348,415

Earnings per Share

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Net loss	$(75,840)	$(692,795)
Fair value changes(1)	15,605	19,885
Stock-based compensation expense	21,038	509,351
Employer payroll tax related to stock-based compensation	1,201	5,963
G-4 Special Payment	—	2,250
Amortization of technology license	(3,989)	(3,989)
Non-GAAP net loss	$(41,985)	$(159,335)
Non-GAAP net loss per share	$(0.25)	$(1.53)
Weighted average common shares outstanding, basic and diluted	165,612	104,164

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(75,840)	$(53,426)	$(692,795)	$(163,635)
Interest income	(4,789)	(1,483)	(7,538)	(5,864)
Interest expense	13,761	12,342	40,294	33,245
Depreciation	6,788	5,404	19,472	15,658
Amortization	2,652	2,920	8,316	8,851
Provision for income taxes	38	65	144	74
EBITDA	$(57,390)	$(34,178)	$(632,107)	$(111,671)
Losses on equity method investments	1,692	—	1,692	301
Fair value changes(1)	15,605	(2,028)	19,885	(7,728)
Stock-based compensation expense	21,038	—	509,351	—
Employer payroll tax related to stock-based compensation	1,201	—	5,963	—
G-4 Special Payment	—	—	2,250	—
Amortization of technology license	(3,989)	—	(3,989)	—
Adjusted EBITDA	$(21,843)	$(36,206)	$(96,955)	$(119,098)

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.